Exhibit 99.1

NEWS RELEASE

Nabors Announces First Quarter 2023 Results

HAMILTON, Bermuda, April 24, 2023 /PRNewswire/ -- Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported first quarter 2023 operating revenues of $779 million, an increase of 2.5%, compared to operating revenues of $760 million in the fourth quarter of 2022. The net income attributable to Nabors shareholders for the quarter was $49 million, or $4.11 per diluted share. This compares to a loss of $69 million, or $7.87 per diluted share, in the fourth quarter. The first quarter results included a gain, related to mark-to-market treatment of Nabors warrants, of $34 million, or $3.48 per diluted share. The quarter also included a $25 million, or $2.06 per diluted share, gain on the redemption of debt. Results for the fourth quarter of 2022 included a mark-to-market charge of $36 million, or $3.98 per diluted share, for the warrants. Excluding the impact of the Nabors warrants on each quarter’s results and the debt redemption gain, the net loss improved sequentially by $28 million. First quarter adjusted EBITDA was $240 million, compared to $230 million in the previous quarter.

Anthony G. Petrello, Nabors Chairman, CEO and President, commented, “Our overall results for the first quarter were essentially in line with our expectations. Total adjusted EBITDA increased, driven by growth in the U.S. Drilling and Drilling Solutions segments. In U.S. Drilling, adjusted daily gross margin in the Lower 48 market reached a new record. Drilling Solutions’ growth was broad-based across service lines.”

“In the Lower 48, we continued repricing our rigs upward. Daily rig revenue increased by more than $3,700. Daily gross margin increased by more than $2,000.”

“In our International segment, results benefitted from a full quarter of our second newbuild rig in Saudi Arabia. The remaining three rigs of the initial five awards are expected to commence operations over the balance of 2023. Construction of the second tranche of five units commenced during the quarter, with deployment expected to begin around the end of 2023.”

“Revenue and adjusted EBITDA in our Drilling Solutions segment increased by 5% in the first quarter. Third party revenue increased 10% sequentially, affirming our strategy to target this market.”

“In the Rig Technologies segment, revenue and adjusted EBITDA from our Energy Transition solutions increased, demonstrating the growing demand for this portfolio. Installations of several of these solutions increased in the first quarter, demonstrating their rapid acceptance in the market.”

“Also during the quarter, the planned business combination between Nabors affiliate Nabors Energy Transition Corporation (NYSE: NETC, NETC.U, NETC.WS) and Vast Pty Ltd (“Vast”) was announced. With its innovative technology, Vast is positioned at the forefront of next-generation concentrated solar power. This combination reinforces Nabors’ commitment to the energy transition.”

NEWS RELEASE

Segment Results

The U.S. Drilling segment reported $156.5 million in adjusted EBITDA for the first quarter of 2023, a 9% increase from the prior quarter. Nabors’ average Lower 48 rig count, at 93, decreased by two rigs. Daily adjusted gross margin in the Lower 48 market averaged $16,690, more than 14% above the prior quarter.

International Drilling adjusted EBITDA totaled $88.6 million. Improved performance and higher dayrates on renewal contracts in Saudi Arabia contributed to the results. The International rig count averaged 76.4, up one rig sequentially. Daily adjusted gross margin for the first quarter averaged $15,222, up $320 from the prior quarter.

Drilling Solutions adjusted EBITDA increased sequentially by 5% to $31.9 million. Growth was especially strong in the Performance Software and Managed Pressure Drilling product lines.

In Rig Technologies, adjusted EBITDA totaled $5.0 million, compared to $7.6 million in the fourth quarter. Delays in deliveries of capital equipment components largely accounted for the sequential decline in adjusted EBITDA.

Adjusted Free Cash Flow

Adjusted free cash flow totaled $37 million in the first quarter, primarily driven by higher financial results, strong collections, and disciplined capital spending. Capital expenditures for the first quarter totaled $119 million, including $37 million supporting the newbuilds in Saudi Arabia.

At the end of the first quarter, net debt was $2.087 billion.

William Restrepo, Nabors CFO, stated, “We are pleased with the strength of our cash flow generation in the first quarter, as well as our expectations for the second quarter and the remainder of the year. Despite the softness in several of the Lower 48’s predominantly gas basins, our rig count and pricing held up relatively well in this market, and we continued to deliver increases in daily revenue, gross margin, and EBITDA. Our International and Drilling Solutions segments continued to demonstrate solid performance, with multiple paths toward continued growth.

“Our target of $400 million in adjusted free cash flow for 2023 remains unchanged. We reconfirm our commitment to improve our capital structure and reduce leverage this year.

“Recently, that priority was highlighted by the issue of $250 million of convertible notes maturing in 2029, with the proceeds used to redeem our 9% senior notes due in 2025. This transaction effectively extends the maturity of approximately $209 million of our outstanding notes by four years and reduces the annual cost of our debt by more than $15 million. In addition, during the second quarter we intend to redeem the remaining $52 million of the September 2023 notes using the quarter’s cash flow generation.”

Outlook

Nabors expects the following metrics for the second quarter 2023:

U.S. Drilling

o	Lower 48 average rig count of 85 rigs

NEWS RELEASE

o	Lower 48 adjusted gross margin per day of approximately $16,900 - $17,000

International

o	Rig count approximately in-line with the first quarter average

o	Adjusted gross margin per day of approximately $15,900 - $16,100

Drilling Solutions

o	Adjusted EBITDA up by approximately 3% above the first quarter level

Rig Technologies

o	Adjusted EBITDA up by approximately $2 - $3 million vs the first quarter

Capital Expenditures

o	Capital expenditures of $140 million, of which approximately $55 million supports newbuilds in Saudi Arabia

o	Expect reductions in our prior target capital expenditures for the full year 2023 in the Lower 48 and Colombia in line with the current market environment

Adjusted Free Cash Flow

o	Adjusted free cash flow for the full year 2023 of approximately $400 million

Mr. Petrello concluded, “Our first quarter results demonstrate the strength of our strategy. Our commitments to value-based rig pricing and disciplined capital spending, coupled with continued focus on growth of our advanced performance solutions and international operations, position us to make further progress on our financial goals in 2023.”

About Nabors Industries

Nabors Industries (NYSE: NBR) is a leading provider of advanced technology for the energy industry. With presence in more than 20 countries, Nabors has established a global network of people, technology and equipment to deploy solutions that deliver safe, efficient and responsible energy production. By leveraging its core competencies, particularly in drilling, engineering, automation, data science and manufacturing, Nabors aims to innovate the future of energy and enable the transition to a lower-carbon world. Learn more about Nabors and its energy technology leadership: www.nabors.com.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors' actual results may differ materially from those indicated or implied by such forward-looking statements. The forward-looking statements contained in this press release reflect management's estimates and beliefs as of the date of this press release. Nabors does not undertake to update these forward-looking statements.

NEWS RELEASE

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures. The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted operating income (loss) represents income (loss) from continuing operations before income taxes, interest expense, investment income (loss), and other, net. Adjusted EBITDA is computed similarly, but also excludes depreciation and amortization expenses. In addition, adjusted EBITDA and adjusted operating income (loss) exclude certain cash expenses that the Company is obligated to make. Net debt is calculated as total debt minus the sum of cash, cash equivalents and short-term investments.

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets. Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders. Management believes that this non-GAAP measure is useful information to investors when comparing our cash flows with the cash flows of other companies.

Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including Adjusted EBITDA, adjusted operating income (loss), net debt, and adjusted free cash flow, because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors also use these measures as some of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. Reconciliations of consolidated adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes, net debt to total debt, and adjusted free cash flow to net cash provided by operations, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release. We do not provide a forward-looking reconciliation of our outlook for Segment Adjusted EBITDA, Segment Gross Margin or Adjusted Free Cash Flow, as the amount and significance of items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

NEWS RELEASE

Investor Contacts:  William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations, +1 281-775-2423 or via e-mail william.conroy@nabors.com, or Kara Peak, Director of Corporate Development & Investor Relations, +1 281-775-4954 or via email kara.peak@nabors.com. To request investor materials, contact Nabors' corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands, except per share amounts)	2023	2022	2022
Revenues and other income:
Operating revenues	$779,139	$568,539	$760,148
Investment income (loss)	9,866	163	9,194
Total revenues and other income	789,005	568,702	769,342

Costs and other deductions:
Direct costs	462,329	372,712	457,184
General and administrative expenses	61,730	53,639	59,031
Research and engineering	15,074	11,678	13,911
Depreciation and amortization	163,031	164,359	168,841
Interest expense	45,141	46,910	44,245
Other, net	(42,375)	80,401	58,124
Total costs and other deductions	704,930	729,699	801,336

Income (loss) before income taxes	84,075	(160,997)	(31,994)
Income tax expense (benefit)	23,015	13,671	26,161

Net income (loss)	61,060	(174,668)	(58,155)
Less: Net (income) loss attributable to noncontrolling interest	(11,836)	(9,828)	(10,911)
Net income (loss) attributable to Nabors	$49,224	$(184,496)	$(69,066)

Earnings (losses) per share:
Basic	$4.39	$(22.51)	$(7.87)
Diluted	$4.11	$(22.51)	$(7.87)

Weighted-average number of common shares outstanding:
Basic	9,160	8,311	9,101
Diluted	9,867	8,311	9,101

Adjusted EBITDA	$240,006	$130,510	$230,022

Adjusted operating income (loss)	$76,975	$(33,849)	$61,181

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands)	2023	2022
ASSETS
Current assets:
Cash and short-term investments	$475,732	$452,315
Accounts receivable, net	307,005	327,397
Other current assets	230,506	220,911
Total current assets	1,013,243	1,000,623
Property, plant and equipment, net	2,976,831	3,026,100
Other long-term assets	709,902	703,131
Total assets	$4,699,976	$4,729,854

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$306,543	$314,041
Other current liabilities	233,935	282,349
Total current liabilities	540,478	596,390
Long-term debt	2,562,327	2,537,540
Other long-term liabilities	323,694	380,529
Total liabilities	3,426,499	3,514,459

Redeemable noncontrolling interest in subsidiary	691,095	678,604

Equity:
Shareholders' equity	402,711	368,956
Noncontrolling interest	179,671	167,835
Total equity	582,382	536,791
Total liabilities and equity	$4,699,976	$4,729,854

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended
	March 31,		December 31,
(In thousands, except rig activity)	2023	2022	2022
Operating revenues:
U.S. Drilling	$350,652	$217,583	$332,845
International Drilling	320,048	279,030	317,577
Drilling Solutions	75,043	54,182	71,307
Rig Technologies (1)	58,479	36,736	62,803
Other reconciling items (2)	(25,083)	(18,992)	(24,384)
Total operating revenues	$779,139	$568,539	$760,148

Adjusted EBITDA: (3)
U.S. Drilling	$156,489	$74,265	$144,142
International Drilling	88,608	71,248	88,838
Drilling Solutions	31,914	20,000	30,336
Rig Technologies (1)	4,954	(1,044)	7,561
Other reconciling items (4)	(41,959)	(33,959)	(40,855)
Total adjusted EBITDA	$240,006	$130,510	$230,022

Adjusted operating income (loss): (5)
U.S. Drilling	$85,869	$(5,851)	$68,293
International Drilling	1,957	(6,327)	1,750
Drilling Solutions	27,138	14,709	24,800
Rig Technologies (1)	3,694	(2,751)	6,118
Other reconciling items (4)	(41,683)	(33,629)	(39,780)
Total adjusted operating income (loss)	$76,975	$(33,849)	$61,181

Rig activity:
Average Rigs Working: (7)
Lower 48	93.3	83.4	95.1
Other US	7.0	6.9	7.0
U.S. Drilling	100.3	90.3	102.1
International Drilling	76.4	72.0	75.7
Total average rigs working	176.7	162.3	177.8

Daily Rig Revenue: (6),(8)
Lower 48	$36,453	$23,030	$32,719
Other US	70,690	72,089	72,497
U.S. Drilling (10)	38,842	26,781	35,447
International Drilling	46,517	43,065	45,616

Daily Adjusted Gross Margin: (6),(9)
Lower 48	$16,690	$7,694	$14,599
Other US	37,114	37,236	36,592
U.S. Drilling (10)	18,115	9,953	16,107
International Drilling	15,222	13,134	14,902

(1)	Includes our oilfield equipment manufacturing activities.

(2)	Represents the elimination of inter-segment transactions related to our Rig Technologies operating segment.

(3)	Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(4)	Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)	Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance. Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance. Other companies in this industry may compute these measures differently. A reconciliation of this non-GAAP measure to net income (loss), which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading "Reconciliation of Non-GAAP Financial Measures to Net Income (Loss)".

(6)	Rig revenue days represents the number of days the Company's rigs are contracted and performing under a contract during the period. These would typically include days in which operating, standby and move revenue is earned.

(7)	Average rigs working represents a measure of the average number of rigs operating during a given period. For example, one rig operating 45 days during a quarter represents approximately 0.5 average rigs working for the quarter. On an annual period, one rig operating 182.5 days represents approximately 0.5 average rigs working for the year. Average rigs working can also be calculated as rig revenue days during the period divided by the number of calendar days in the period.

(8)	Daily rig revenue represents operating revenue, divided by the total number of revenue days during the quarter.

(9)	Daily adjusted gross margin represents operating revenue less direct costs, divided by the total number of rig revenue days during the quarter.

(10)	The U.S. Drilling segment includes the Lower 48, Alaska, and Gulf of Mexico operating areas.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS) BY SEGMENT
(Unaudited)

(In thousands)

	Three Months Ended March 31, 2023
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$85,869	$1,957	$27,138	$3,694	$(41,683)	$76,975
Depreciation and amortization	70,620	86,651	4,776	1,260	(276)	163,031
Adjusted EBITDA	$156,489	$88,608	$31,914	$4,954	$(41,959)	$240,006

	Three Months Ended March 31, 2022
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$(5,851)	$(6,327)	$14,709	$(2,751)	$(33,629)	$(33,849)
Depreciation and amortization	80,116	77,575	5,291	1,707	(330)	164,359
Adjusted EBITDA	$74,265	$71,248	$20,000	$(1,044)	$(33,959)	$130,510

	Three Months Ended December 31, 2022
	U.S. Drilling	International Drilling	Drilling Solutions	Rig Technologies	Other reconciling items	Total
Adjusted operating income (loss)	$68,293	$1,750	$24,800	$6,118	$(39,780)	$61,181
Depreciation and amortization	75,849	87,088	5,536	1,443	(1,075)	168,841
Adjusted EBITDA	$144,142	$88,838	$30,336	$7,561	$(40,855)	$230,022

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED GROSS MARGIN BY SEGMENT TO ADJUSTED OPERATING INCOME (LOSS)
BY SEGMENT (Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2023	2022	2022
Lower 48 - U.S. Drilling
Adjusted operating income (loss)	$74,071	$(14,596)	$58,299
Plus: General and administrative costs	5,056	4,447	4,977
Plus: Research and engineering	1,519	1,638	1,637
GAAP Gross Margin	80,646	(8,511)	64,913
Plus: Depreciation and amortization	59,507	66,243	62,768
Adjusted gross margin	$140,153	$57,732	$127,681

Other - U.S. Drilling
Adjusted operating income (loss)	$11,798	$8,745	$9,994
Plus: General and administrative costs	345	383	324
Plus: Research and engineering	128	132	166
GAAP Gross Margin	12,271	9,260	10,484
Plus: Depreciation and amortization	11,111	13,873	13,081
Adjusted gross margin	$23,382	$23,133	$23,565

U.S. Drilling
Adjusted operating income (loss)	$85,869	$(5,851)	$68,293
Plus: General and administrative costs	5,401	4,830	5,301
Plus: Research and engineering	1,647	1,770	1,803
GAAP Gross Margin	92,917	749	75,397
Plus: Depreciation and amortization	70,618	80,116	75,849
Adjusted gross margin	$163,535	$80,865	$151,246

International Drilling
Adjusted operating income (loss)	$1,957	$(6,327)	$1,750
Plus: General and administrative costs	14,336	12,483	13,368
Plus: Research and engineering	1,785	1,368	1,542
GAAP Gross Margin	18,078	7,524	16,660
Plus: Depreciation and amortization	86,651	77,575	87,089
Adjusted gross margin	$104,729	$85,099	$103,749

Adjusted gross margin by segment represents adjusted operating income (loss) plus general and administrative costs, research and engineering costs and depreciation and amortization.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO NET INCOME (LOSS)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2023	2022	2022
Net income (loss)	61,060	(174,668)	(58,155)
Income tax expense (benefit)	23,015	13,671	26,161
Income (loss) from continuing operations before income taxes	84,075	(160,997)	(31,994)
Investment (income) loss	(9,866)	(163)	(9,194)
Interest expense	45,141	46,910	44,245
Other, net	(42,375)	80,401	58,124
Adjusted operating income (loss) (1)	76,975	(33,849)	61,181
Depreciation and amortization	163,031	164,359	168,841
Adjusted EBITDA (2)	$240,006	$130,510	$230,022

(1) Adjusted operating income (loss) represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, and other, net. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted operating income (loss) excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

(2) Adjusted EBITDA represents net income (loss) before income tax expense (benefit), investment income (loss), interest expense, other, net and depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA excludes certain cash expenses that the Company is obligated to make. However, management evaluates the performance of its operating segments and the consolidated Company based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures accurately reflect the Company’s ongoing profitability and performance.  Securities analysts and investors use this measure as one of the metrics on which they analyze the Company’s performance.  Other companies in this industry may compute these measures differently.

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
RECONCILIATION OF NET DEBT TO TOTAL DEBT
(Unaudited)

	March 31,	December 31,
(In thousands)	2023	2022
Long-term debt	$2,562,327	$2,537,540
Less: Cash and short-term investments	475,732	452,315
Net Debt	$2,086,595	$2,085,225

NABORS INDUSTRIES LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED FREE CASH FLOW TO
NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2023	2022	2022
Net cash provided by operating activities	154,050	41,354	$199,989
Add: Capital expenditures, net of proceeds from sales of assets	(116,752)	(80,587)	(98,682)

Adjusted free cash flow	$37,298	$(39,233)	$101,307

Adjusted free cash flow represents net cash provided by operating activities less cash used for capital expenditures, net of proceeds from sales of assets.  Management believes that adjusted free cash flow is an important liquidity measure for the company and that it is useful to investors and management as a measure of the company’s ability to generate cash flow, after reinvesting in the company for future growth, that could be available for paying down debt or other financing cash flows, such as dividends to shareholders.  Adjusted free cash flow does not represent the residual cash flow available for discretionary expenditures.  Adjusted free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations reported in accordance with GAAP.